UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):          March 24, 2005

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400
Irvine, CA 92612
(949) 255-7100
(Address and telephone number of Registrant)

Item 1.01.  Entry into a Material Definitive Agreement

     Attached as Exhibit 10.1 is the Separation Agreement and Mutual General Release (the "Agreement") dated as of March 24, 2005 by and between Sun Healthcare Group, Inc. ("Sun") and Steven A. Roseman, who was employed by Sun in the capacity of Executive Vice President and General Counsel. The Agreement provides for the separation of Mr. Roseman's employment with Sun effective as of March 28, 2005 and the payment by Sun to Mr. Roseman of $566,500 in satisfaction of Sun's severance obligations under its Employment Agreement with Mr. Roseman dated May 22, 2002.

     Effective March 22, 2005, Michael Newman joined Sun as its Interim General Counsel. Mr. Newman worked closely with Sun while he was a partner in the law firm of O'Melveny & Myers LLP, where he had worked from 1975 until February 2005.

Item 9.01 Financial Statements and Exhibits
10.1	Separation Agreement and Mutual General Release dated as of March 24, 2005 by and between Sun Healthcare Group, Inc. and Steven A. Roseman

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jennifer L. Botter
Name: Jennifer L. Botter
Title: Sr. Vice President and Corporate Controller

Dated:  March 28, 2005

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